Exhibit 99.3

RESERVE AND ECONOMIC EVALUATION
GAS PROPERTY

NATURAL BUTTES AREA
UTAH, USA

Owned By

FOOTHILLS PETROLEUM INC.

December 31, 2018
(January 1, 2019)

Chapman Petroleum Engineering Ltd.

1122 - 4th Street S.W., Suite 700, Calgary, Alberta T2R 1M1 • Phone: (403) 266-4141 • Fax: (403) 266-4259 • www.chapeng.ab.ca

March 21, 2019

Foothills Petroleum Inc.
15015 Vickery Drive
Houston, TX
USA 77032

Attention: Mr. Kevin Sylla

Dear Sir:

Re: Reserve and Economic Evaluation – Foothills Petroleum Inc.
Natural Buttes Area, Utah, USA – December 31, 2018

In accordance with your authorization we have performed a reserve and economic evaluation of a gas property located in the Natural Buttes area, Utah, USA, owned by Foothills Petroleum Inc. (the "Company") for an effective date of December 31, 2018 (January 1, 2019).

This evaluation has been carried out in accordance with the guidelines of Regulation S-X, Rule 4 -10 (a) of the Securities Exchange Act, with respect to the classification of Reserves. The report has been prepared and/or supervised by a "Qualified Reserves Evaluator" as demonstrated on the accompanying Certificate of Qualification of the author(s).

The INTRODUCTION contains the authorization and purpose of the report and describes the methodology and economic parameters used in the preparation of this report.

The SUMMARY OF RESERVES AND ECONOMICS includes values at the property level and the consolidated cash flows for each accumulating reserve category and contains the results of the economic forecasts using pricing guidelines as defined in Regulation S-X 210.4-10 22 (v), and expressed in United States dollars, as applicable for SEC filing. The net present values presented in this report do not necessarily represent the fair market value of the reserves evaluated in this report.

The DISCUSSION contains a description of the interests and burdens, reserves and geology, production forecasts, product prices, capital and operating costs and a map of each major property. The economic results and cash flow forecasts (before income tax) are also presented on an entity and property summary level.

A REPRESENTATION LETTER from the Company, confirming that to the best of their knowledge all the information they provided for our use in the preparation of this report was complete and accurate as of the effective date, is enclosed following the Glossary.

Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be significant. We have no responsibility to update our report for events and circumstances which may have occurred since the preparation date of this report.

Prior to public disclosure of any information contained in this report, or our name as author, our written consent must be obtained, as to the information being disclosed and the manner in which it is presented. This report may not be reproduced, distributed or made available for use by any other party without our written consent and may not be reproduced for distribution at any time without the complete context of the report, unless otherwise reviewed and approved by us.

We consent to the submission of this report, in its entirety, to securities regulatory agencies and stock exchanges, by the Company.

It has been a pleasure to prepare this report and the opportunity to have been of service is appreciated.

Yours very truly,
Chapman Petroleum Engineering Ltd.

[Original Signed By:]

C. W. Chapman

C. W. Chapman, P. Eng.,
President

[Original Signed By:]

Roger D. Sakatch

Roger D. Sakatch, P.Eng.,
Senior Associate

PERMIT TO PRACTICE
CHAPMAN PETROLEUM ENGINEERING LTD.
[Original Signed By:]
Signature *C.W. Chapman*
Date *March 22, 2019*
PERMIT NUMBER: P 4201
The Association of Professional Engineers and Geoscientists of Alberta

rds/lml/6565
attachments

CERTIFICATE OF QUALIFICATION

I, C. W. CHAPMAN, P. Eng., Professional Engineer of the City of Calgary, Alberta, Canada, officing at Suite 700, 1122 – 4th Street S.W., hereby certify:

1. THAT I am a registered Professional Engineer in the Province of Alberta and a member of the Australasian Institute of Mining and Metallurgy.

2. THAT I graduated from the University of Alberta with a Bachelor of Science degree in Mechanical Engineering in 1971.

3. THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4. THAT I have in excess of 40 years in the conduct of evaluation and engineering studies relating to oil & gas fields in Canada and around the world.

5. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated March 21, 2019 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

7. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]

C.W. Chapman

C.W. Chapman, P.Eng.
President

PERMIT TO PRACTICE
CHAPMAN PETROLEUM ENGINEERING LTD.

[Original Signed By:]
Signature *C.W. Chapman*

Date *March 22, 2019*

PERMIT NUMBER: P 4201
The Association of Professional Engineers and Geoscientists of Alberta

CERTIFICATE OF QUALIFICATION

I, ROGER D. SAKATCH, a Professional Engineer of the City of Calgary, Alberta, Canada, officing at Suite 700, 1122 – 4th Street S.W., hereby certify:

1. THAT I am a Professional Engineer in the Province of Alberta.

2. THAT I graduated from the University of Alberta with a Bachelor of Engineering degree in 1987.

3. THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, operations, and evaluations during that time.

4. THAT I have in excess of 10 years of experience in the conduct of evaluation and engineering studies relating to oil and gas fields in Canada and internationally.

5. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated March 21, 2019 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

7. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]

Roger D. Sakatch

Roger D. Sakatch, P.Eng.,
Senior Associate

CERTIFICATE OF QUALIFICATION

I, REBECCA J. HOWE, of the City of Calgary, Alberta, Canada, officing at Suite 700, 1122 – 4th Street S.W., hereby certify:

1. THAT I am a Certified Petroleum Geologist as recognized by the Division of Professional Affairs of the American Association of Petroleum Geologists and a member of the Canadian Society of Petroleum Geologists.

2. THAT I graduated from Brandon University, Manitoba with a Bachelor of Science degree in Geology in 2007.

3. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated March 21, 2019 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

4. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

5. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

6. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]

Rebecca J. Howe

Rebecca J. Howe, B.Sc.
Associate

CERTIFICATE OF QUALIFICATION

I, Klorinda Kaci, of the city of Calgary, Alberta, Canada officing at Suite 700, 1122 – 4th Street S.W., Calgary, Alberta hereby certify:

1. THAT I am a member of Society of Petroleum Engineers.

2. THAT I hold a Bachelor of Applied Technology in Petroleum Engineering from Southern Alberta Institute of Technology (SAIT) in Calgary (June 2009). I hold a Bachelor of Science degree in Civil Engineering from Tirana University of Albania 1989.

3. THAT I have been employed in the petroleum industry from 1994 to 2000 in Albania, and from January 2008 to the present time in Calgary.

4. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated March 21, 2019 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

5. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

6. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

7. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]

Klorinda Kaci

Klorinda Kaci, B.Sc., B.A.Tech.,
Economics Coordinator / Technical Assistant

RESERVE AND ECONOMIC EVALUATION
GAS PROPERTY

NATURAL BUTTES AREA
UTAH, USA

Owned By

FOOTHILLS PETROLEUM INC.

December 31, 2018
(January 1, 2019)

TABLE OF CONTENTS

INTRODUCTION

INDEX

INTRODUCTION

1. AUTHORIZATION

This evaluation has been authorized by Mr. Kevin Sylla, on behalf of Foothills Petroleum Inc. The engineering analysis has been performed during the month of March 2019.

2. PURPOSE OF THE REPORT

The purpose of this report was to prepare a third party independent appraisal of the gas reserves owned by Foothills Petroleum Inc. for the Company's financial planning and reporting.

The values in this report do not include the value of the Company's undeveloped land holdings nor the tangible value of their interest in associated plant and well site facilities they may own. The cash flow forecasts account for well and/or facility abandonment and reclamation costs and the offsetting salvage value of the tangible equipment after abandonment.

3. USE OF THE REPORT

The report is intended to support a filing on the US Securities Exchange Commission, and for annual corporate requirements and financial planning.

4. SCOPE OF THE REPORT

4.1 Methodology

The evaluation of the reserves and resources of these properties included in the report has been conducted under a discounted cash flow analysis of estimated future net revenue, which is the principal tool for estimating oil and gas property values and supporting capital investment decisions.

4.2 Land Survey System

The Public Land Survey System (PLSS) is a way of subdividing and describing land in the United States. All lands in the public domain are subject to subdivision by this rectangular

system of surveys, which is regulated by the U.S. Department of the Interior, Bureau of Land Management (BLM).

The PLSS typically divides land into 6-mile-square townships, which is the level of information included in the National Atlas. Townships are subdivided into 36 one-mile- square sections. Sections can be further subdivided into quarter sections, quarter-quarter sections, or irregular government lots.

Each township is identified with a township and range designation. Township designations indicate the location north or south of the baseline, and range designations indicate the location east or west of the Principal Meridian. For example, a township might be identified as Township 7 North, Range 2 West, which would mean that it was in the 7th tier of townships north of a baseline, and in the 2nd column of townships west of a principal meridian. A legal land description of a section includes the State, Principal Meridian name, Township and Range designations with directions, and the section number: for example, Nebraska, Sixth Principal Meridian T7N, R2W, Sec 5.

4.3 Economics

The results of the before tax economic analysis, which are presented for each entity and property summary, are in a condensed form presented on one page for simplicity in analyzing the cash flows, however, if for any reason more extensive breakdown of the cash flow is required, a separate schedule can be provided showing the full derivation and breakdown of any or all of the columns on the summary page.

The economic presentation shows the gross property and company gross and net (before and after royalty) production of oil, gas and each NGL product along with the product prices adjusted for oil quality and heating value of gas. Oil prices also include the deduction for trucking costs where applicable for royalty deductions.

The second level includes the revenues, royalties, operating costs, processing income, abandonment costs, capital and cash flow of the property. Royalty values shown here are after the reimbursement to the Company of the Gas Cost Allowance (GCA). Operating costs are presented for the gross property and the company share, split between variable and fixed costs, and the effective cost per BOE.

Net revenues are presented annually and as a net back in $/BOE @ 6 Mscf/STB. Revenue from custom processing of oil or gas is presented separately.

The third level of data presents the cumulative cash flow values (present worth) for various discount rates. Also, the net cash flow breakdown is presented. The project profitability criteria are summarized on the bottom right of the page. These data are not relevant in the case of corporate evaluations but are useful in assessing individual capital projects.

4.4 Barrels of Oil Equivalent

If at any time in this report reference is made to "Barrels of Oil Equivalent" (BOE), the conversion used is 6 Mscf : 1 STB (6 Mcf : 1 bbl).

BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf : 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent value equivalency at the well head.

4.5 Environmental Liabilities

We have been advised by the Company that they are in material compliance with all Environmental Laws and do not have any Environmental Claims pending, as demonstrated in the Representation Letter attached.

5. BASIS OF REPORT

5.1 Sources of Information

Sources of the data used in the preparation of this report are as follows:

i) Ownership and Burdens have been derived from the Company's land records and other information from the Company as required for clarification;

ii) Production data is acquired from public data sources, except for very recent data or certain wells which are provided directly by the Company;

iii) Well data is accessed from the Company's well files and from public data sources;

iv) Operating Costs are based on actual revenue and expense statements provided by the Company for established properties or from discussions with the Company and our experience in the area for new properties;

v) Price differentials are derived from revenue statements, compared to actual posted prices for the appropriate benchmark price over a period of several months for established properties or from discussions with the Company and our experience in the area for new or non-producing properties;

vi) Timing of Development Plans and Capital estimates are normally determined by discussions with the Company together with our experience and judgment.

5.2 **Product Prices**

Forecast Prices Parameters

The price used for each area in this report, in accordance with SEC regulation S-X rule 4-10, was the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month, within such period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions.

Adjustments for crude quality, gas heating value and NGL trucking and fractionation have still been applied to the average prices to reflect actual prices being received. In addition, no escalation has been applied to either the capital expenditures or operating costs.

The average price shown in the cash flows may differ from year to year due to variations in the proportionate production volumes from each property relative to the total.

For the purpose of US Security Exchange Commission filing, the results of the Constant Prices and Cost case for proved and probable reserves are expressed in United States dollars are presented in the Summary of Reserves and Economics (SEC).

Constant Price Parameters

The Constant Price values utilized in this report are the latest prices being received posted prices for gas by the Company.

Adjustments for gas heating value and condensate trucking and fractionation have still been applied to the average prices to reflect actual prices being received. In addition, no escalation has been applied to operating costs.

In the Constant Price cash flows the magnitude of the gross and net reserves will not change except where production forecasts have been truncated or extended due to economic limits being reached earlier or later in the life of the properties and due to the impact of royalties which are price related.

5.3 Product Sales Arrangement

The Company does not have any "hedge" contracts in place at this time.

5.4 Royalties

A full provision for State severance taxes under the latest regulations and incentive programs has been included in this report.

5.5 Capital Expenditures and Operating Costs

Operating costs and capital expenditures have been based on historical experience and analogy where necessary and have not been escalated.

5.6 Income Tax Parameters

Net cash flows after consideration of corporate income tax have been included in this report.

There are no tax pools included in this report as at December 31, 2018.

The Federal tax rates utilized in this report were 21.00% in 2019 and thereafter. The Colorado tax rate utilized was 5% in all years.

No capital expenditures were anticipated for this report.

5.7 Abandonment and Restoration

Abandonment and restoration costs, net of salvage, have been included in the cash flows for the final event of any particular well. The abandonment cost does not impact the economic limit and is included in the final year of production. For marginal wells nearing the end of their economic life, these costs may result in a negative net present value.

In this report, we have accounted for these costs for only the wells which are being evaluated and have not included other shut-in or suspended wells in the Company's inventory or their facilities and pipelines.

6. EVALUATION STANDARD USED

6.1 General

Proved and probable reserves as classified in the report have been based on Rule 4-10(a) of Regulation S-X of the Securities Exchange Act:

6.2 Classification of Reserves

Proved Oil and Gas Reserves.

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable Reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When

probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

Possible Reserves

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the

reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

7. SITE VISIT

A personal field examination of these properties was not considered to be necessary because the data available from the Company's records and public sources were satisfactory for our purposes.


UNITED STATES
OF AMERICA
Utah
Washington, DC
Lake Superior
Lake Huron
Lake Michigan
Lake Erie
Ontario
Area of Interest


UTAH
COLORADO
100 MILES
111°
110°
109°
108°
107°
Vernal
Provo
15
Uinta Basin
NATURAL
BUTTES
AREA
A
A'
Utah
Colorado
Douglas Creek arch
Outcrop of base of
Mesaverde
Group
Piceance Basin
Grand
Hogback
New Castle
Rifle
Green River
Book Cliffs
Book Cliffs
Book Cliffs
Price
Wasatch Plateau
70
70
20 Miles
0
Colorado River
Grand Junction
Mt. Garfield
Palisade
Grand Mesa
Redstone
Coal Basin
Paonia
West Elk Mtns
Crested
Butte
40°
39°

FOOTHILLS PETROLEUM INC.

NATURAL BUTTES AREA

UINTAH COUNTY, UTAH, U.S.A.

ORIENTATION MAP

JAN. 2019 JOB No. 6565

Attachment 1

CHAPMAN PETROLEUM ENGINEERING LTD.
NATURAL GAS & BY-PRODUCTS
HISTORICAL, CONSTANT, CURRENT AND FUTURE PRICES

January 1, 2019

Date	Alberta GRP [1] $CDN/MMBTU	Alberta GRP [1] $CDN/GJ	AECO Spot Gas[2] $CDN/MMBTU	Henry Hub Gas[3] $US/MMBTU	Propane C3 [4] $CDN/BBL	Butane C4 [4] $CDN/BBL	Condensate (Pentanes Plus) C5+[5] $CDN/BBL
HISTORICAL PRICES							
2009	3.85	3.65	3.99	3.94	38.34	49.34	67.52
2010	3.93	3.73	4.02	4.39	44.40	57.99	77.51
2011	3.46	3.28	3.63	3.99	50.17	70.93	97.21
2012	2.25	2.13	2.39	2.70	47.40	64.48	96.26
2013	2.98	2.82	3.17	3.84	50.09	91.43	100.72
2014	4.22	4.00	4.51	4.36	46.85	62.26	108.28
2015	2.62	2.48	2.71	2.69	6.17	36.81	59.14
2016	2.03	1.93	2.18	3.31	6.71	29.81	55.62
2017	2.05	1.94	2.50	3.85	25.55	39.62	67.15
2018	1.38	1.31	1.51	4.11	30.47	48.97	77.19
CONSTANT PRICES (The average of the first-day-of-the-month price for the preceding 12 months-SEC)							
	1.41	1.34	1.55	2.95	32.11	48.82	81.85
FORECAST PRICES							
2019	1.69	1.61	**1.86**	3.51	28.69	29.99	70.82
2020	1.97	1.86	**2.16**	3.81	30.17	39.67	70.01
2021	2.24	2.12	**2.46**	4.11	32.90	46.89	72.90
2022	2.35	2.23	**2.58**	4.23	35.58	53.15	75.92
2023	2.47	2.34	**2.71**	4.36	36.39	54.42	76.56
2024	2.59	2.46	**2.85**	4.50	36.82	54.90	77.21
2025	2.72	2.58	**2.99**	4.64	37.68	56.18	78.93
2026	2.86	2.71	**3.14**	4.79	38.60	57.43	80.68
2027	2.91	2.76	**3.20**	4.85	39.52	58.72	82.46
2028	2.97	2.82	**3.27**	4.92	40.48	60.05	84.28
2029	3.03	2.88	**3.33**	4.98	41.44	61.39	86.14
2030	3.09	2.93	**3.40**	5.05	42.37	62.72	88.03
2031	3.15	2.99	**3.47**	5.12	43.30	64.09	89.96
2032	3.22	3.05	**3.54**	5.19	44.22	65.52	91.93
2033	3.28	3.11	**3.61**	5.26	45.20	66.93	93.94
2034	3.35	3.17	**3.68**	5.33	46.11	68.27	95.82

Escalated 2% thereafter

Notes:
[1] Alberta Gas Reference Price (GRP) represents the average of all system and direct (spot and firm) sales
[2] The AECO C Spot price, which is the Alberta gas trading price
[3] Henry Hub Spot is natural gas traded on the New York Mercantile Exchange (NYMEX).
[4] Alberta average field price for Propane and Butane purchased at field locations.
[5] Edmonton condensate from GMPFirstEnergy.

NATURAL BUTTES AREA

UTAH, USA

INDEX

Individual Cash Flows

Proved Developed Producing

c) Stagecoach Unit 111-20H (API 4304755744), Blackhawk
d) Stagecoach Unit 117-20H (API 4304755746), Blackhawk

Proved Plus Probable Developed Producing

e) Stagecoach Unit 111-20H (API 4304755744), Blackhawk
f) Stagecoach Unit 117-20H (API 4304755746), Blackhawk

NATURAL BUTTES AREA
UTAH, USA
DISCUSSION

Property Description

The Company owns a 21 percent working interest in 2 producing gas wells in the Natural Buttes field (Stagecoach Unit), Uintah County, Utah, USA.

A map showing the wells of interest is presented in Figure 1. Details of the interests and burdens for all wells are presented in Table 1.

Geology

The Blackhawk Formation is of Upper Cretaceous age and part of the Mesaverda Group, consisting of alternating layers of sandstones, shales and coals which were deposited within a coastal-fluvial environment. These layers respectively make up (in descending order) the Desert, Grassy, Sunnyside, Kenilworth, Aberdeen and Spring Canyon Members, as shown in Figure 2a. In this area, the Blackhawk is found around -5,200 ft. subsea true vertical depth (TVD) and has an approximate thickness of 370 ft.

Reserves

Reserves have been assigned based on respective wells' production decline analysis.

Total proved developed producing gas reserves of 4,357 MMscf have been estimated for two producing wells.

Additional probable developed producing reserves of 1,163 MMscf have been estimated for the same wells.

Production

Total daily production rate from two gas wells has averaged about 9.5 MMscf/d in the proved and proved plus probable developed producing cases.

Production history graphs in each well's history are shown on Figures 2a through 2d and 3a through 3d. Expected initial rates for each well are shown in Table 2.

Product Prices

An average 2019 gas price of $3.00/Mscf has been used based on the average of the first day of the month prices for the preceding 12 months of Henry Hub gas price, adjusted with a 1.017 gas price adjustment factor.

Also, an average 2019 condensate price of $70.00/STB has been used based on the average of the first day of the month prices for the preceding 12 months of condensate price, reduced by an $11.85 condensate price adjustment amount, as well as information provided by the Company and experience in the area.

Capital Expenditures

No capital expenditures have been anticipated for this area.

Operating Costs

Fixed operating costs of $6,968/well per month have been estimated based on discussions with the Company and experience in the area. Variable operating costs of $0.19/Mscf have been estimated, also based on our general experience and discussions with the Company.

Economics

A summary of the Company reserves and economics for the constant price (SEC) and costs is presented in Table 4 and the detailed results of the economic analysis performed on this property are presented in Tables 4a through 4f. After tax values are presented on the second page of Tables 4a and 4b.



21E
22E
12
07
09
10
13
18
9S 22E
24
19
21
9S
117-20H-20
111-20-H
White River
27
36
31
32
33
34

- APD - Aproved Permit
- DRL - Spudded (Drilling Commenced)
- GIW - Gas Injection
- GS - Gas Storage
- LA - Location Abandoned
- LOC - New Location
- OPS - Drilling Operations Suspended
- PA - Plugged Abandoned
- PGW - Producing Gas Well
- POW - Producing Oil Well
- RET - Returned APD
- SGW - Shut-in Gas Well
- SOW - Shut-in Oil Well
- TA - Temp. Abandoned
- TW - Test Well
- WDW - Water Disposal
- WIW - Water Injection Well
- WSW - Water Supply Well

COMPANY OWNERSHIP

- △ *WELL OF INTEREST*
- ☐ *STAGECOACH UNIT*

FOOTHILLS PETROLEUM INC.

NATURAL BUTTES AREA

UINTAH COUNTY, UTAH, U.S.A.

LAND & WELL LOCATION MAP

JAN. 2019 JOB No. 6565 FIGURE No. 1

Chapman *Petroleum Engineering Ltd.*

Table 1

Schedule of Wells, Interests and Royalty Burdens
January 1, 2019

Foothills Petroleum Inc.

NATURAL BUTTES FIELD, UTAH, USA

Description		Rights Owned	Appraised Interest Working %	Appraised Interest Royalty %	Royalty Burdens Basic %	Royalty Burdens Overriding %	
Twp 09S Rge 22E							
SWNE Sec.20		[A]		21.0000		4.0000	[1]
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK						
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK						

General Notes : [1] Wellhead Severance Tax
Rights Owned : [A] All P&NG Royalty interest rights



Southern part of Uinta Basin
State line
Southern part of Piceance Basin
Price Canyon
Green River
Western Book Cliffs
Eastern Book Cliffs
Grand Hogback, Coal Basin area
Green River Formation
Colton Formation
Flagstaff Ls. Mbr.3
Wasatch Formation4
regional unconformity
North Horn Formation
Tuscher Formation1
Ohio Creek equivalent
Undifferentiated mbr.
Paonia Sh. Mbr.
Bowie Sh. Mbr.
Williams Fork Fm.
Mesaverde Group
Price River Fm.
Farrer Formation
geographic boundary of nomenclature change
Williams Fork Fm.
Rollins Ss. Mbr.2
Iles Fm.
Bluecastle Tongue
Iles Formation
Cozzette Member2
Neslen Formation
Corcoran Mbr.2
Mesaverde Group
Castlegate Sandstone
Upper part of the Sego Ss.
Sego Sandstone
Anchor Mine Tongue of Mancos Shale
Lower part of the Sego Ss.
Buck Tongue of Mancos Shale
Castlegate Sandstone
Main body of Mancos Shale (part)
Blackhawk Formation
Desert Mbr.
Grassy Mbr.
Sunnyside Mbr.
Kenilworth Mbr.
Aberdeen Mbr.
Spring Canyon Mbr.
Star Point Ss.
Storrs Tongue
Panther Tongue
ZONE OF INTEREST
1of the Mesaverde Group
2of the Iles Formation
3of the Green River Formation
4includes conglomerate beds at Dark Canyon

Source: R.D. Hettinger and M. A. Kirschbaum, 2003 Stratigraphy of the Upper Cretaceous Mancos Shale (Upper Part) and Mesaverde Group in the Southern Part of the Uinta and Piceance Basins, Utah and Colorado, p.6

FOOTHILLS PETROLEUM INC.

NATURAL BUTTES AREA
UINTAH COUNTY, UTAH, U.S.A.
UPPER CRETACEOUS AND LOWER TERTIARY STRATIGRAPHIC COLUMN

JAN. 2019 JOB No. 6565 FIGURE No. 2a

Table 2

Summary of Gross Reserves

January 1, 2019

NATURAL BUTTES FIELD, UTAH, USA

Description		Initial Rate MMscf/d	Ultimate Recovery (raw) (MMscf)	Cumulative Production (raw) (MMscf)	Remaining Reserves (raw) (MMscf)	Remaining Reserves (sales) (MMscf)	Remaining Condensate (MBbls)	Reference
ASSOCIATED AND NON-ASSOCIATED GAS								
Proved Developed Producing								
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK	6	4,345	2,182	2,163	1,944	3	Figure 2a & 2b
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK	8	5,512	2,828	2,684	2,413	5	Figure 2c & 2d
	Total Proved Producing	**13**	**9,857**	**5,010**	**4,847**	**4,357**	**8**	
Probable								
Probable Developed Producing								
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK	0	880	0	880	792	1	Figure 3a & 3b
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK	0	412	0	412	371	1	Figure 3c & 3d
	Total Probable		**1,292**	**0**	**1,292**	**1,163**	**2**	
	Total Proved Plus Probable		**11,149**	**5,010**	**6,139**	**5,521**	**10**	


PRODUCTION HISTORY
Proved Developed Producing
Stagecoach Unit 111-20H (4304755744)
Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK
10^4
10^3
10^2
10
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year
Figure 2 a
Number of Wells × 0.1
∘ CondGR, Bbl/MMscf × 0.1
• OGR, STB/MMscf × 0.1
+ WGR, Bbl/MMscf × 0.1
- Daily Gas, Mscf/d
Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Developed Producing

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK



10000
8000
6000
4000
2000
000
○ Daily Gas, Mscf/d
01
02
03
04
05
Cumulative Production Bscf

Figure 2 b

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Developed Producing

Stagecoach Unit 117-20H (API 4304755746)

Field: NATURAL BUTTES, UTAH, USA
Formation: BLACKHAWK



Number of Wells x 0.1
CondGR, Bbl/MMscf x 0.1
OGR, STB/MMscf x 0.1
WGR, Bbl/MMscf x 0.1
Daily Gas, Mscf/d
10^5
10^4
10^3
10^2
10
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year

Figure 2 c

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Developed Producing

Stagecoach Unit 117-20H (API 4304755746)

Field: NATURAL BUTTES, UTAH, USA
Formation: BLACKHAWK



20000
16000
12000
8000
4000
000
○ Daily Gas, Mscf/d
02
04
06
08
10
Cumulative Production Bscf

Figure 2 d

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Plus Probable

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK



Number of Wells x 0.1
∘ CondGR, Bbl/MMscf x 0.1
• OGR, STB/MMscf x 0.1
+ WGR, Bbl/MMscf x 0.1
- Daily Gas, Mscf/d
10^4
10^3
10^2
10
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year

Figure 3 a

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Plus Probable

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK


10000
8000
6000
4000
2000
000
○ Daily Gas, Mscf/d
02
04
06
08
10
Cumulative Production Bscf

Figure 3 b

Chapman Petroleum Engineering Ltd.


PRODUCTION HISTORY
Proved Plus Probable
Stagecoach Unit 117-20H (API 4304755746)
Field: NATURAL BUTTES, UTAH, USA
Formation: BLACKHAWK
* Number of Wells × 0.1
o CondGR, Bbl/MMscf × 0.1
• OGR, STB/MMscf × 0.1
+ WGR, Bbl/MMscf × 0.1
- Daily Gas, Mscf/d
10⁵
10⁴
10³
10²
10
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year
Figure 3 c
Chapman Petroleum Engineering Ltd.


PRODUCTION HISTORY
Proved Plus Probable
Stagecoach Unit 117-20H (API 4304755746)
Field: NATURAL BUTTES, UTAH, USA
Formation: BLACKHAWK
20000
16000
12000
8000
4000
000
○ Daily Gas, Mscf/d
02
04
06
08
10
Cumulative Production Bscf
Figure 3 d
Chapman Petroleum Engineering Ltd.

Table 3a

Summary of Anticipated Capital Expenditures

Development

January 1, 2019

Foothills Petroleum Inc.

NATURAL BUTTES FIELD, UTAH, USA

Description	Date	Operation	Capital Interest %	Gross Capital M$	Net Capital M$

No Capital Expenditures have been anticipated for this area.

Table 3b

Summary of Anticipated Capital Expenditures
Abandonment and Restoration

January 1, 2019

Foothills Petroleum Inc.

NATURAL BUTTES FIELD, UTAH, USA

Description	Well Parameters	Capital Interest %	Gross Capital M$	Net Capital M$
Well Stagecoach Unit 111-20H - API 4304755744	HZ flowing well	21.0000	70	15
Well Stagecoach Unit 117-20H - API 4304755746	HZ flowing well	21.0000	70	15
Total Abandonment and Restoration			**140**	**29**

Note: **M$ means thousands of dollars.**
The above capital values are expressed in terms of current dollar values without escala

Constant Prices & Costs

Table 4

Summary of Company Reserves and Economics

Before Income Tax

January 1, 2019

Foothills Petroleum Inc.

Natural Buttes Area, Utah, USA

			Net To Appraised Interest										
			Reserves						Cumulative Cash Flow (BIT) - M$				
			Light and Medium Oil MSTB		Conventional Natural Gas MMscf		Condensate Mbbls			Discounted at:			
Description			Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/year	10%/year	15%/year	20%/year
Proved Developed Producing													
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK		0	0	0	408	0	0	1,212	1,154	1,102	1,056	1,015
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK		0	0	0	507	0	0	1,531	1,443	1,366	1,299	1,239
Total Proved Developed Producing			0	0	0	915	0	0	2,744	2,596	2,468	2,354	2,254
Probable													
Probable Developed Producing													
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK	Incr.	0	0	0	168	0	0	495	442	399	364	333
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK	Incr.	0	0	0	78	0	0	235	206	185	168	152
Total Probable Developed Producing			0	0	0	245	0	0	730	650	584	531	485
Total Probable			0	0	0	245	0	0	730	650	584	531	485
Total Proved Plus Probable			0	0	0	1,159	0	0	3,473	3,246	3,052	2,885	2,739

M$ means thousands of US dollars.

Gross reserves are the total of the Company's working interest share before deduction of royalties owned by others.

Net reserves are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Columns may not add precisely due to accumulative rounding of values throughout the report.

Constant Prices & Costs

Table 4T
Summary of Company Reserves and Economics
After Income Tax
January 1, 2019

Foothills Petroleum Inc.

Natural Buttes Area, Utah, USA

	Net To Appraised Interest											
	Reserves						Cumulative Cash Flow - M$					
	Light and Medium Oil MSTB		Sales Gas MMscf		Condensate Mbbls			Discounted at:				
Description	Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/year	10%/year	15%/year	20%/year
Proved Developed Producing											
Total Proved Developed Producing (BIT)	0	0	0	915	0	0	2,744	2,596	2,468	2,354	2,254
Company Income Tax	-	-	-	-	-	-	(713)	(675)	(642)	(612)	(586)
Total Proved Developed Producing (AIT)	**0**	**0**	**0**	**915**	**0**	**0**	**2,030**	**1,921**	**1,826**	**1,742**	**1,668**
Total Proved (AIT)	**0**	**0**	**0**	**915**	**0**	**0**	**2,030**	**1,921**	**1,826**	**1,742**	**1,668**
Probable											
Total Probable Undeveloped (BIT)	0	0	0	245	0	0	730	650	584	531	485
Company Income Tax	-	-	-	-	-	-	(190)	(169)	(151)	(138)	(126)
Total Probable Undeveloped (AIT)	**0**	**0**	**0**	**245**	**0**	**0**	**540**	**481**	**432**	**393**	**359**
Total Proved Plus Probable Undeveloped (AIT)	**0**	**0**	**0**	**1,159**	**0**	**0**	**2,570**	**2,402**	**2,258**	**2,135**	**2,027**

M$ means thousands of US dollars

Gross reserves are the total of the Company's working interest share before deduction of royalties owned by others.

Net reserves are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Columns may not add precisely due to accumulative rounding of values throughout the report.

Table 4a

EVALUATION OF: Natural Buttes, Utah, USA
============== Total Proved Developed Producing Cons.

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 20-MAR-2019 6565_SEC
EFF:01-JAN-2019 DISC:01-JAN-2019
RUN DATE: 22-MAR-2019 TIME: 13:03
FILE:

EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

TOTAL ABANDONMENT - 140 -M$-

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2019	2	3.00	7004.0	2556	0	537	70.00	0
2020	2	3.00	2962.2	1081	0	227	70.00	0
2021	2	3.00	1263.6	461	0	97	70.00	0
2022	2	3.00	543.4	198	0	42	70.00	0
2023	1	3.00	163.9	60	0	13	70.00	0
2024	0	.00	.0	0	0	0	.00	0
SUB				4357	0	915		0
REM				0	0	0		0
TOT				4357	0	915		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2019	0	1611	65	1676	0	0	67	0	0	0	1609	0	0	0	1609	1609	1534	1534
2020	0	681	28	709	0	0	28	0	0	0	681	0	0	0	681	2290	590	2124
2021	0	291	12	303	0	0	12	0	0	0	291	0	0	0	291	2581	229	2353
2022	0	125	5	130	0	0	5	0	0	0	125	0	0	0	125	2706	90	2443
2023	0	38	2	40	0	0	2	0	0	0	38	0	0	0	38	2744	25	2468
2024	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	2744	0	2468
SUB	0	2745	113	2858	0	0	114	0	0	0	2744	0	0	0	2744		2468	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	2745	113	2858	0	0	114	0	0	0	2744	0	0	0	2744		2468	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	2744	2596	2517	2468	2421	2354	2254
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	2744	2596	2517	2468	2421	2354	2254

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			4.0	.0	96.0	.0	96.0

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/BOE)	.00
NPV @ 5.0% ($/BOE)	.00

Table 4a

U.S. FUTURE NET REVENUE & INCOME TAX SUMMARY:

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 20-MAR-2019 6565_SEC
EFF:01-JAN-2019 DISC:01-JAN-2019 PROD:01-JAN-2019
RUN DATE: 22-MAR-2019 TIME: 13:03
FILE:

EVALUATION BY -
COMPANY EVALUATED - Foothills Petroleum Inc.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

Year	FR After Roy&Oper -M$-	Capital Costs -M$-	Aband Costs -M$-	Admin + Oth Income -M$-	Future Net Rev Before Tax Annual -M$-	Future Net Rev Before Tax Cum -M$-	Taxable Income Before Deduct -M$-	Taxable Income After Deduct -M$-	Income Tax Federal -M$-	Income Tax State -M$-	Income Tax Total -M$-	Future Net Rev After Tax Annual -M$-	Future Net Rev After Tax Cum -M$-
2019	1609	0	0	0	1609	1609	1609	1609	338	80	418	1191	1191
2020	681	0	0	0	681	2290	681	681	143	34	177	504	1695
2021	291	0	0	0	291	2581	291	291	61	15	76	215	1910
2022	125	0	0	0	125	2706	125	125	26	6	33	93	2002
2023	38	0	0	0	38	2744	38	38	8	2	10	28	2030
2024	0	0	0	0	0	2744	0	0	0	0	0	0	2030
SUB	2744	0	0	0	2744		2744	2744	576	137	713	2030	
REM	0	0	0	0	0		0	0	0	0	0	0	
TOT	2744	0	0	0	2744		2744	2744	576	137	713	2030	

NET PRESENT VALUE (-M$-)	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
Future net revenue before tax	2744	2596	2517	2468	2421	2354	2254
Total income tax	713	675	654	642	629	612	586
Future net revenue after tax	2030	1921	1863	1826	1791	1742	1668

Table 4b

EVALUATION OF: Natural Buttes, Utah, USA
============== Total Proved Plus Probable Dev. Prod. Cons.

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 20-MAR-2019 6565_SEC
EFF:01-JAN-2019 DISC:01-JAN-2019
RUN DATE: 22-MAR-2019 TIME: 13:03
FILE:

EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

TOTAL ABANDONMENT - 140 -M$-

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2019	2	3.00	7594.0	2772	0	582	70.00	0
2020	2	3.00	3845.3	1404	0	295	70.00	0
2021	2	3.00	1947.2	711	0	149	70.00	0
2022	2	3.00	986.1	360	0	76	70.00	0
2023	2	3.00	499.4	182	0	38	70.00	0
2024	2	3.00	252.9	92	0	19	70.00	0
2025	0	.00	.0	0	0	0	.00	0
SUB				5521	0	1159		0
REM				0	0	0		0
TOT				5521	0	1159		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Other -M$-	Wellhead Taxes Sev -M$-	Ad-val -M$-	Oper Costs Fixed -M$-	Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Cum -M$-	10.0% Annual -M$-	Cum -M$-
2019	0	1746	70	1817	0	0	73	0	0	0	1744	0	0	0	1744	1744	1663	1663
2020	0	884	36	920	0	0	37	0	0	0	883	0	0	0	883	2627	765	2428
2021	0	448	18	466	0	0	19	0	0	0	447	0	0	0	447	3074	352	2781
2022	0	227	9	236	0	0	9	0	0	0	226	0	0	0	226	3301	162	2943
2023	0	115	5	119	0	0	5	0	0	0	115	0	0	0	115	3415	75	3017
2024	0	58	2	61	0	0	2	0	0	0	58	0	0	0	58	3473	34	3052
2025	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	3473	0	3052
SUB	0	3478	140	3618	0	0	145	0	0	0	3473	0	0	0	3473		3052	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	3478	140	3618	0	0	145	0	0	0	3473	0	0	0	3473		3052	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	3473	3246	3126	3052	2982	2885	2739
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	3473	3246	3126	3052	2982	2885	2739

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			4.0	.0	96.0	.0	96.0

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/BOE)	.00
NPV @ 5.0% ($/BOE)	.00

Table 4b

U.S. FUTURE NET REVENUE & INCOME TAX SUMMARY:

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 20-MAR-2019 6565_SEC
EFF:01-JAN-2019 DISC:01-JAN-2019 PROD:01-JAN-2019
RUN DATE: 22-MAR-2019 TIME: 13:03
FILE:

EVALUATION BY -
COMPANY EVALUATED - Foothills Petroleum Inc.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

Year	FR After Roy&Oper -M$-	Capital Costs -M$-	Aband Costs -M$-	Admin + Oth Income -M$-	Future Net Rev Before Tax Annual -M$-	Future Net Rev Before Tax Cum -M$-	Taxable Income Before Deduct -M$-	Taxable Income After Deduct -M$-	Income Tax Federal -M$-	Income Tax State -M$-	Income Tax Total -M$-	Future Net Rev After Tax Annual -M$-	Future Net Rev After Tax Cum -M$-
2019	1744	0	0	0	1744	1744	1744	1744	366	87	453	1290	1290
2020	883	0	0	0	883	2627	883	883	185	44	230	653	1944
2021	447	0	0	0	447	3074	447	447	94	22	116	331	2275
2022	226	0	0	0	226	3301	226	226	48	11	59	168	2442
2023	115	0	0	0	115	3415	115	115	24	6	30	85	2527
2024	58	0	0	0	58	3473	58	58	12	3	15	43	2570
2025	0	0	0	0	0	3473	0	0	0	0	0	0	2570
SUB	3473	0	0	0	3473		3473	3473	729	174	903	2570	
REM	0	0	0	0	0		0	0	0	0	0	0	
TOT	3473	0	0	0	3473		3473	3473	729	174	903	2570	

NET PRESENT VALUE (-M$-)	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
Future net revenue before tax	3473	3246	3126	3052	2982	2885	2739
Total income tax	903	844	813	793	775	750	712
Future net revenue after tax	2570	2402	2313	2258	2207	2135	2027

Table 4c

EVALUATION OF: Natural Buttes, Utah, USA - Proved Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 20-MAR-2019 6565_SEC
EFF:01-JAN-2019 DISC:01-JAN-2019 PROD:01-JAN-2019
RUN DATE: 22-MAR-2019 TIME: 13:00
FILE: GaltPP1.DAX

WELL/LOCATION - Well Stagecoach Unit 111-20H - API 4304755744 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 2163 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70 -M$- (2023)
NOTE: ECONOMIC LIMIT OCCURS IN 2023

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

	Sales Gas MMCF						Condensate BBL	
			Pool		Company Share			Co.
Year	# of Wells	Price $/MCF	MCF/D	Vol	Gross	Net	Price $/BBL	Share Gross
2019	1	3.00	3362.1	1227	0	258	70.00	0
2020	1	3.00	1284.9	469	0	98	70.00	0
2021	1	3.00	491.1	179	0	38	70.00	0
2022	1	3.00	187.7	68	0	14	70.00	0
SUB				1944	0	408		0
REM				0	0	0		0
TOT				1944	0	408		0

COMPANY SHARE FUTURE NET REVENUE

	Company Share Future Revenue (FR)				Royalties		Wellhead Taxes		Oper Costs						Future Net Revenue			
												Proc&			Undiscounted		10.0%	
Year	Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	State -M$-	Other -M$-	Sev -M$-	Ad-val -M$-	Fixed -M$-	Variabl -M$-	FR After Roy&Oper -M$-	Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Annual -M$-	Cum -M$-	Annual -M$-	Cum -M$-
2019	0	773	24	797	0	0	32	0	0	0	765	0	0	0	765	765	730	730
2020	0	295	9	305	0	0	12	0	0	0	292	0	0	0	292	1058	254	983
2021	0	113	4	116	0	0	5	0	0	0	112	0	0	0	112	1170	88	1071
2022	0	43	1	44	0	0	2	0	0	0	43	0	0	0	43	1212	31	1102
SUB	0	1225	38	1263	0	0	51	0	0	0	1212	0	0	0	1212		1102	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1225	38	1263	0	0	51	0	0	0	1212	0	0	0	1212		1102	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1212	1154	1122	1102	1083	1056	1015
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1212	1154	1122	1102	1083	1056	1015

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			4.0	.0	96.0	.0	96.0

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

Table 4d

EVALUATION OF: Natural Buttes, Utah, USA - Proved Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 20-MAR-2019 6565_SEC
EFF:01-JAN-2019 DISC:01-JAN-2019 PROD:01-JAN-2019
RUN DATE: 22-MAR-2019 TIME: 13:01
FILE: GaltPP2.DAX

WELL/LOCATION - Well Stagecoach Unit 117-20H - API 4304755746 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 2684 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70 -M$- (2024)
NOTE: ECONOMIC LIMIT OCCURS IN 2024

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2019	1	3.00	3641.9	1329	0	279	70.00	0
2020	1	3.00	1677.3	612	0	129	70.00	0
2021	1	3.00	772.5	282	0	59	70.00	0
2022	1	3.00	355.8	130	0	27	70.00	0
2023	1	3.00	163.9	60	0	13	70.00	0
SUB				2413	0	507		0
REM				0	0	0		0
TOT				2413	0	507		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2019	0	838	41	879	0	0	35	0	0	0	844	0	0	0	844	844	804	804
2020	0	386	19	405	0	0	16	0	0	0	389	0	0	0	389	1232	337	1141
2021	0	178	9	186	0	0	7	0	0	0	179	0	0	0	179	1411	141	1282
2022	0	82	4	86	0	0	3	0	0	0	82	0	0	0	82	1493	59	1341
2023	0	38	2	40	0	0	2	0	0	0	38	0	0	0	38	1531	25	1366
SUB	0	1520	75	1595	0	0	64	0	0	0	1531	0	0	0	1531		1366	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1520	75	1595	0	0	64	0	0	0	1531	0	0	0	1531		1366	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1531	1443	1395	1366	1338	1299	1239
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1531	1443	1395	1366	1338	1299	1239

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			4.0	.0	96.0	.0	96.0

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

Table 4e

EVALUATION OF: Natural Buttes, Utah, USA - Proved Plus Probable Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 20-MAR-2019 6565_SEC
EFF:01-JAN-2019 DISC:01-JAN-2019 PROD:01-JAN-2019
RUN DATE: 22-MAR-2019 TIME: 13:01
FILE: GaltRA1.DAX

WELL/LOCATION - Well Stagecoach Unit 111-20H - API 4304755744 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 3043 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70 -M$- (2025)
NOTE: ECONOMIC LIMIT OCCURS IN 2025

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2019	1	3.00	3786.3	1382	0	290	70.00	0
2020	1	3.00	1905.1	695	0	146	70.00	0
2021	1	3.00	958.5	350	0	73	70.00	0
2022	1	3.00	482.3	176	0	37	70.00	0
2023	1	3.00	242.7	89	0	19	70.00	0
2024	1	3.00	122.1	45	0	9	70.00	0
SUB				2736	0	575		0
REM				0	0	0		0
TOT				2736	0	575		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2019	0	871	27	898	0	0	36	0	0	0	862	0	0	0	862	862	822	822
2020	0	438	14	452	0	0	18	0	0	0	434	0	0	0	434	1296	376	1198
2021	0	220	7	227	0	0	9	0	0	0	218	0	0	0	218	1514	172	1370
2022	0	111	3	114	0	0	5	0	0	0	110	0	0	0	110	1624	79	1448
2023	0	56	2	58	0	0	2	0	0	0	55	0	0	0	55	1679	36	1484
2024	0	28	1	29	0	0	1	0	0	0	28	0	0	0	28	1707	16	1501
SUB	0	1724	54	1778	0	0	71	0	0	0	1707	0	0	0	1707		1501	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1724	54	1778	0	0	71	0	0	0	1707	0	0	0	1707		1501	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1707	1595	1537	1501	1467	1419	1348
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1707	1595	1537	1501	1467	1419	1348

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			4.0	.0	96.0	.0	96.0

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

Table 4f

EVALUATION OF: Natural Buttes, Utah, USA - Proved Plus Probable Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 20-MAR-2019 6565_SEC
EFF:01-JAN-2019 DISC:01-JAN-2019 PROD:01-JAN-2019
RUN DATE: 22-MAR-2019 TIME: 13:02
FILE: GaltRA2.DAX

WELL/LOCATION - Well Stagecoach Unit 117-20H - API 4304755746 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc.
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 3096 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70 -M$- (2025)
NOTE: ECONOMIC LIMIT OCCURS IN 2025

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2019	1	3.00	3807.7	1390	0	292	70.00	0
2020	1	3.00	1940.2	708	0	149	70.00	0
2021	1	3.00	988.6	361	0	76	70.00	0
2022	1	3.00	503.8	184	0	39	70.00	0
2023	1	3.00	256.7	94	0	20	70.00	0
2024	1	3.00	130.8	48	0	10	70.00	0
SUB				2784	0	585		0
REM				0	0	0		0
TOT				2784	0	585		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2019	0	876	43	919	0	0	37	0	0	0	882	0	0	0	882	882	841	841
2020	0	446	22	468	0	0	19	0	0	0	449	0	0	0	449	1331	390	1231
2021	0	227	11	239	0	0	10	0	0	0	229	0	0	0	229	1560	180	1411
2022	0	116	6	122	0	0	5	0	0	0	117	0	0	0	117	1677	84	1495
2023	0	59	3	62	0	0	2	0	0	0	59	0	0	0	59	1737	39	1533
2024	0	30	1	32	0	0	1	0	0	0	30	0	0	0	30	1767	18	1551
SUB	0	1754	86	1841	0	0	74	0	0	0	1767	0	0	0	1767		1551	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1754	86	1841	0	0	74	0	0	0	1767	0	0	0	1767		1551	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1767	1650	1589	1551	1516	1466	1391
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1767	1650	1589	1551	1516	1466	1391

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			4.0	.0	96.0	.0	96.0

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

GLOSSARY OF TERMS
(Abbreviations & Definitions)

General

BIT	-	Before Income Tax
AIT	-	After Income Tax
M$	-	Thousands of Dollars
Effective Date	-	The date for which the Present Value of the future cash flows and reserve categories are established
$US	-	United States Dollars
WTI	-	West Texas Intermediate – the common reference for crude oil used for oil price comparisons
ARTC	-	Alberta Royalty Tax Credit
GRP	-	Gas Reference Price

Interests and Royalties

BPO	-	Before Payout
APO	-	After Payout
APPO	-	After Project Payout
Payout	-	The point at which a participant's original capital investment is recovered from its net revenue
GORR	-	Gross Overriding Royalty – percentage of revenue on gross revenue earned (can be an interest or a burden)
NC	-	New Crown – crown royalty on petroleum and natural gas discovered after April 30, 1974
SS 1/150 (5%-15%) Oil	-	Sliding Scale Royalty – a varying gross overriding royalty based on monthly production. Percentage is calculated as 1-150th of monthly production with a minimum percentage of 5% and a maximum of 15%
FH	-	Freehold Royalty
P&NG	-	Petroleum and Natural Gas
Twp	-	Township
Rge	-	Range
Sec	-	Section

Technical Data

psia	-	Pounds per square inch absolute
MSTB	-	Thousands of Stock Tank Barrels of oil (oil volume at 60 F and 14.65 psia)
MMscf	-	Millions of standard cubic feet of gas (gas volume at 60 F and 14.65 psia)
Bbls	-	Barrels
Mbbls	-	Thousands of barrels
MMBTU	-	Millions of British Thermal Units – heating value of natural gas
STB/d	-	Stock Tank Barrels of oil per day – oil production rate
Mscf/d	-	Thousands of standard cubic feet of gas per day – gas production rate
GOR (scf/STB)	-	Gas-Oil Ratio (standard cubic feet of solution gas per stock tank barrel of oil)
mKB	-	Metres Kelly Bushing – depth of well in relation to the Kelly Bushing which is located on the floor of the drilling rig. The Kelly Bushing is the usual reference for all depth measurements during drilling operations.
EOR	-	Enhanced Oil Recovery
GJ	-	Gigajoules
Marketable or Sales Natural Gas	-	Natural gas that meets specifications for its sale, whether it occurs naturally or results from the processing of raw natural gas. Field and plant fuel and losses to the point of the sale must be excluded from the marketable quantity. The heating value of marketable natural gas may vary considerably, depending on its composition; therefore, quantities are usually expressed not only in volumes but also in terms of energy content. Reserves are always reported as marketable quantities.
NGLs	-	Natural Gas Liquids – Those hydrocarbon components that can be recovered from natural gas as liquids, including but not limited to ethane, propane, butanes, pentanes plus, condensate, and small quantities of non-hydrocarbons.
Raw Gas	-	Natural gas as it is produced from the reservoir prior to processing. It is gaseous at the conditions under which its Volume is measured or estimated and may include varying amounts of heavier hydrocarbons (that may liquefy at atmospheric conditions) and water vapour; may also contain sulphur and other non-hydrocarbon compounds. Raw natural gas is generally not suitable for end use.
EUR	-	Estimated Ultimate Recovery

FOOTHILLS
EXPLORATION, INC.

March 22, 2019

Chapman Petroleum Engineering Ltd.
700, 1122 – 4th Street SW
Calgary, AB
T2R 1M1

Dear Sir:

Re: Company Representation Letter

Regarding the evaluation of our Company's oil and gas reserves and independent appraisal of the economic value of these reserves for the year ended December 31, 2018, (the effective date), we herein confirm to the best of our knowledge and belief as of the effective date of the reserves evaluation, and as applicable, as of today, the following representations and information made available to you during the conduct of the evaluation:

1. We, Foothills Petroleum Inc., (the Client) have made available to you, Chapman Petroleum Engineering Ltd. (the Evaluator) certain records, information, and data relating to the evaluated properties that we confirm is, with the exception of immaterial items, complete and accurate as of the effective date of the reserves evaluation, including the following:
    - Accounting, financial, tax and contractual data
    - Asset ownership and related encumbrance information;
    - Details concerning product marketing, transportation and processing arrangements;
    - All technical information including geological, engineering and production and test data;
    - Estimates of future abandonment and reclamation costs.
2. We confirm that all financial and accounting information provided to you is, to the best of our knowledge, both on an individual entity basis and in total, entirely consistent with that reported by our Company for public disclosure and audit purposes.
3. We confirm that our Company has satisfactory title to all of the assets, whether tangible, intangible, or otherwise, for which accurate and current ownership information has been provided.
4. With respect to all information provided to you regarding product marketing, transportation, and processing arrangements, we confirm that we have disclosed to you all anticipated changes, terminations, and additions to these arrangements that could reasonably be

expected to have a material effect on the evaluation of our Company's reserves and future net revenues.

5. With the possible exception of items of an immaterial nature, we confirm the following as of the effective date of the evaluation:
   - For all operated properties that you have evaluated, no changes have occurred or are reasonably expected to occur to the operating conditions or methods that have been used by our Company over the past twelve (12) months, except as disclosed to you. In the case of non-operated properties, we have advised you of any such changes of which we have been made aware.
   - All regulatory, permits, and licenses required to allow continuity of future operations and production from the evaluated properties are in place and, except as disclosed to you, there are no directives, orders, penalties, or regulatory rulings in effect or expected to come into effect relating to the evaluated properties.
   - Except as disclosed to you, the producing trend and status of each evaluated well or entity in effect throughout the three-month period preceding the effective date of the evaluation are consistent with those that existed for the same well or entity immediately prior to this three-month period.
   - Except as disclosed to you, we have no plans or intentions related to the ownership, development or operation of the evaluated properties that could reasonably be expected to materially affect the production levels or recovery of reserves from the evaluated properties.
   - If material changes of an adverse nature occur in the Company's operating performance subsequent to the effective date and prior to the report date, we will inform you of such material changes prior to requesting your approval for any public disclosure of reserves information.

6. We hereby confirm that our Company is in material compliance with all Environmental Laws and does not have any Environmental Claims pending.

Between the effective date of the report and the date of this letter, nothing has come to our attention that has materially affected or could affect our reserves and economic value of these reserves that has not been disclosed to you.

Yours very truly,

Kevin J. Sylla
Executive Chairman

B.P. Allaire
Chief Executive Officer